Corporate News Release	FMC Technologies, Inc. 5875 N Sam Houston Pkwy W Houston, Texas 77086 P: 281.591.4000 www.fmctechnologies.com

For immediate release

Investors	Matt Seinsheimer	P: 281.405.6345	investorrelations@fmcti.com
Media	Lisa Albiston	P: 281.931.2513	media.request@fmcti.com
	Lisa Adams	P: 281.405.4659	media.request@fmcti.com

FMC Technologies Reports Fourth Quarter 2015
Diluted Earnings per Share of $0.46, Excluding $0.22 of Charges

•	Full-year Subsea Technologies inbound orders of $3.1 billion

•	Full-year Subsea Technologies operating margins of 15.1 percent, excluding charges

•	Full-year earnings per share of $2.27, excluding $0.57 of charges

Houston, February 16, 2016 - FMC Technologies, Inc. (NYSE:FTI) today reported fourth quarter 2015 revenue of $1.4 billion, down 34 percent from the prior-year quarter. The significant decline was driven by the sharp reduction in North American land activity, lower revenues in our Subsea Technologies segment, and the negative impact of the stronger U.S. dollar. Diluted earnings per share were $0.24, which includes total Company pre-tax restructuring and other severance and impairment charges of $31.4 million, or $0.10 per diluted share. Operating results also include $42 million, or $0.12 per diluted share, for inventory write-down charges related to the severe activity decline in the North American land market.
Total inbound orders were $833.9 million, including $490 million in Subsea Technologies orders. Backlog for the Company was $4.4 billion, including Subsea Technologies backlog of $3.8 billion.
Full Year 2015 Results
Total Company revenue for 2015 was $6.4 billion, and operating profit was $694.2 million. Full-year 2015 diluted earnings per share were $2.27, which excludes $131.9 million of pre-tax impairment, restructuring and other severance charges, or $0.43 per diluted share, and also excludes $48.5 million, or $0.14 per diluted share, for inventory write-down charges.
Full-year results were significantly impacted by the stronger U.S. dollar. Foreign currency negatively impacted revenues by $652.5 million. The negative foreign currency impact to operating profit was $72.5 million.

“Despite 2015 being a challenging year for the industry, we achieved our Subsea Technologies order forecast of at least $3 billion and successfully delivered full-year subsea margins of 15.1 percent, excluding charges,” said John Gremp, Chairman and CEO of FMC Technologies. "Lower oil prices and greater uncertainty around operator cash flows are driving another year of customer spending reductions.” Gremp added, “We remain intensely focused on what we can control and are taking unprecedented restructuring actions across the entire company with a clear plan to lower costs, increase efficiency, and improve execution - steps that will provide sustainable savings and further strengthen our competitive position.”
Review of Operations - Fourth Quarter 2015
Subsea Technologies
Subsea Technologies fourth quarter revenue was $1 billion, down 29 percent from the prior-year quarter. After excluding the $134.4 million of negative impact due to the strong U.S. dollar, total revenue was down 20 percent quarter-over-quarter.
Subsea Technologies operating profit decreased 49 percent from the prior-year quarter to $107.3 million. Operating results include restructuring and other severance and impairment charges of $24.5 million and a $15.3 million negative impact related to the strong U.S. dollar. Total operating profit for the quarter, excluding charges and foreign currency impacts, was down approximately 29 percent quarter-over-quarter primarily due to the decline in revenues, reduced well intervention activity in the North Sea, and higher research and development expense.
Subsea Technologies operating margins were 12.9 percent, excluding the restructuring and other severance and impairment charges.
Subsea Technologies inbound orders for the fourth quarter were $490 million and included the recently announced award for the Woodside Greater Western Flank Phase 2 Project. Backlog was $3.8 billion.

Surface Technologies
Surface Technologies fourth quarter revenue was $317 million, down 46 percent from the prior-year quarter primarily as a result of a 52 percent decline in the North American rig count.
Surface Technologies reported an operating loss of $7.3 million, which includes restructuring and other severance and impairment charges of $3.1 million. The segment results also include a $36.3 million charge for inventory write-downs primarily related to our North American businesses. Excluding these charges, adjusted operating results were down 72 percent from the prior-year quarter primarily driven by the severe North American activity decline and less favorable pricing.
Surface Technologies operating margins were 10.1 percent, excluding inventory write-downs, restructuring and other severance, and impairment charges.
Surface Technologies inbound orders for the fourth quarter were $259.2 million. Backlog was $432.8 million.

Energy Infrastructure
Energy Infrastructure fourth quarter revenue was $96 million, down 30 percent from the prior-year quarter. The revenue decline was primarily due to the steep activity decline in the North American land market, severely impacting our measurement solutions business.
Energy Infrastructure reported an operating loss of $3 million, which includes restructuring and other severance charges of $3.8 million. The segment results also include a $5.7 million charge for an inventory write-down related to our measurement solutions business.
Energy Infrastructure operating margins were 6.8 percent, excluding restructuring and other severance and inventory write-down charges.
Energy Infrastructure inbound orders for the fourth quarter were $89 million and backlog was $163.9 million.

Corporate Items
Corporate expense in the fourth quarter was $15.2 million, a decrease of $3.3 million from the prior-year quarter. Other revenue and other expense, net, improved $23.9 million from the prior-year quarter to $23 million of expense, primarily due to the absence of a $24.9 million charge incurred in the prior-year quarter related to our U.S. defined benefit pension plan.
The Company ended the quarter with net debt of $239.8 million, down $426.8 million from the prior year, due to strong operating cash flow. Net interest expense was $7.9 million in the quarter.
The Company repurchased approximately 1.3 million shares of common stock at an average cost of $31.23 per share in the quarter. This brings total shares repurchased for the year to approximately 5.3 million shares of common stock at an average cost of $36.25 per share.
Depreciation and amortization for the fourth quarter was $69.1 million and capital expenditures were $39.8 million.
The Company recorded a negative effective tax rate of 8.7 percent for the fourth quarter due primarily to a favorable shift in geographic earnings mix and the reinstatement of a research and development tax credit in the quarter.

Summary
FMC Technologies reported fourth quarter diluted earnings per share of $0.46, excluding total Company pre-tax inventory, restructuring and other severance, and impairment charges of $73.4 million, or $0.22 per diluted share.
The Company recorded Subsea Technologies revenue of $1 billion with margins of 12.9 percent, excluding the business restructuring and other severance and impairment charges in the fourth quarter. Full-year Subsea Technologies revenue was $4.5 billion, including $540.6 million of unfavorable foreign currency impact. Subsea Technologies operating margins were 15.1 percent, excluding the business restructuring and other severance and impairment charges for the year.
Total inbound orders of $833.9 million in the fourth quarter included $490 million in Subsea Technologies orders. Total inbound orders for the full year were $4.8 billion and included $3.1 billion in Subsea Technologies orders.
The Company's backlog stands at $4.4 billion, including Subsea Technologies backlog of $3.8 billion.

About FMC Technologies
FMC Technologies, Inc. (NYSE: FTI) is the global market leader in subsea systems and a leading provider of technologies and services to the oil and gas industry. We help our customers overcome their most difficult challenges, such as improving shale and subsea infrastructures and operations to reduce cost, maintain uptime, and maximize oil and gas recovery. Named by Forbes® Magazine as one of the World’s Most Innovative Companies in 2013, the company has approximately 17,400 employees and operates 29 production facilities and services bases in 18 countries. Visit www.fmctechnologies.com or follow us on Twitter @FMC_Tech for more information.

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The words such as "expected," "continue," "outlook," and similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Such forward-looking statements involve significant risks, uncertainties and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. FMC Technologies cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include those set forth in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the following: demand for our systems and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets; potential liabilities arising out of the installation or use of our systems; U.S. and international laws and regulations, including environmental regulations, that may increase our costs, limit the demand for our products and services or restrict our operations; disruptions in the political, regulatory, economic and social conditions of the foreign countries in which we conduct business; fluctuations in currency markets worldwide; cost overruns that may affect profit realized on our fixed price contracts; disruptions in the timely delivery of our backlog and its effect on our future sales, profitability, and our relationships with our customers; the cumulative loss of major contracts or alliances; rising costs and availability of raw materials; a failure of our information technology infrastructure or any significant breach of security; our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets; the outcome of uninsured claims and litigation against us; deterioration in future expected profitability or cash flows and its effect on our goodwill; continuing consolidation within our industry; and a downgrade in the ratings of our debt could restrict our ability to access the debt capital markets. FMC Technologies undertakes no obligation to publicly update or revise any of its forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

FMC Technologies, Inc. will conduct its first quarter 2016 conference call at 9 a.m. ET on Wednesday, April 27, 2016. The event will be available at www.fmctechnologies.com. An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted at www.fmctechnologies.com/earnings.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions except per share amounts, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Revenue	$1,427.3	$2,156.2	$6,362.7	$7,942.6
Costs and expenses	1,344.6	1,856.6	5,770.6	6,874.1
	82.7	299.6	592.1	1,068.5
Gain on sale of Material Handling Products	—	—	—	84.3
Other expense, net	(23.1)	(24.8)	(57.2)	(54.0)
Income before net interest expense and income taxes	59.6	274.8	534.9	1,098.8
Net interest expense	(7.9)	(8.0)	(32.3)	(32.5)
Income before income taxes	51.7	266.8	502.6	1,066.3
Provision (benefit) for income taxes	(4.5)	96.2	107.8	361.0
Net income	56.2	170.6	394.8	705.3
Net income attributable to noncontrolling interests	(0.6)	(2.0)	(1.7)	(5.4)
Net income attributable to FMC Technologies, Inc.	$55.6	$168.6	$393.1	$699.9

Earnings per share attributable to FMC Technologies, Inc.:
Basic	$0.24	$0.72	$1.70	$2.96
Diluted	$0.24	$0.72	$1.70	$2.95
Weighted average shares outstanding:
Basic	228.9	234.9	230.9	236.3
Diluted	229.6	235.6	231.7	236.9

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Revenue
Subsea Technologies	$1,018.7	$1,435.4	$4,509.0	$5,266.4
Surface Technologies	317.0	584.3	1,487.6	2,130.7
Energy Infrastructure	96.0	137.8	395.4	557.4
Other revenue (1) and intercompany eliminations	(4.4)	(1.3)	(29.3)	(11.9)
	$1,427.3	$2,156.2	$6,362.7	$7,942.6

Income before income taxes

Segment operating profit (loss)
Subsea Technologies	$107.3	$208.4	$630.2	$748.2
Surface Technologies	(7.3)	116.4	60.6	393.0
Energy Infrastructure	(3.0)	13.7	3.2	52.5
Intercompany eliminations	0.2	(0.3)	0.2	(0.3)
Total segment operating profit	97.2	338.2	694.2	1,193.4

Corporate items
Corporate expense (2)	(15.2)	(18.5)	(60.2)	(66.3)
Other revenue (1) and other expense, net (3)	(23.0)	(46.9)	(100.8)	(33.7)
Net interest expense	(7.9)	(8.0)	(32.3)	(32.5)
Total corporate items	(46.1)	(73.4)	(193.3)	(132.5)

Income before income taxes attributable to FMC Technologies, Inc. (4)	$51.1	$264.8	$500.9	$1,060.9

(1) Other revenue comprises certain unrealized gains and losses on derivative instruments related to unexecuted sales contracts.
(2) Corporate expense primarily includes corporate staff expenses.
(3) Other expense, net, generally includes stock-based compensation, other employee benefits, LIFO adjustments, certain foreign exchange gains and losses, and the impact of unusual or strategic transactions not representative of segment operations.
(4) Excludes amounts attributable to noncontrolling interests.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(Unaudited and in millions)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
Inbound Orders

Subsea Technologies	$490.0	$1,705.8	$3,102.7	$5,547.1
Surface Technologies	259.2	498.0	1,289.8	2,070.4
Energy Infrastructure	89.0	89.8	379.3	473.3
Intercompany eliminations and other	(4.3)	3.5	(17.3)	(6.2)
Total inbound orders	$833.9	$2,297.1	$4,754.5	$8,084.6

	December 31
	2015	2014
Order Backlog

Subsea Technologies	$3,761.8	$5,793.1
Surface Technologies	432.8	654.2
Energy Infrastructure	163.9	187.0
Intercompany eliminations	(2.9)	(14.9)
Total order backlog	$4,355.6	$6,619.4

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31, 2015	December 31, 2014
	(Unaudited)
Cash and cash equivalents	$916.2	$638.8
Receivables, net	1,522.4	2,127.0
Inventories, net	744.6	1,021.2
Other current assets	765.5	649.4
Total current assets	3,948.7	4,436.4

Property, plant and equipment, net	1,371.5	1,458.4
Goodwill	514.7	552.1
Intangible assets, net	246.3	314.5
Other assets	356.7	410.7
Total assets	$6,437.9	$7,172.1

Short-term debt and current portion of long-term debt	$21.9	$11.7
Accounts payable, trade	519.3	723.5
Advance payments and progress billings	664.6	965.2
Other current liabilities	1,137.5	1,083.2
Total current liabilities	2,343.3	2,783.6

Long-term debt, less current portion	1,134.1	1,293.7
Other liabilities	429.6	617.1
FMC Technologies, Inc. stockholders’ equity	2,511.8	2,456.3
Noncontrolling interest	19.1	21.4
Total liabilities and equity	$6,437.9	$7,172.1

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited and in millions)

	Twelve Months Ended
	December 31
	2015	2014
Cash provided (required) by operating activities:
Net income	$394.8	$705.3
Depreciation and amortization	251.6	232.5
Gain on sale of Material Handling Products	—	(84.3)
Receivables, net	395.0	(243.0)
Inventories, net	238.0	(99.4)
Accounts payable, trade	(154.5)	33.8
Advance payments and progress billings	(234.7)	225.0
Asset impairment charges	66.5	—
Other	(24.3)	122.6
Net cash provided by operating activities	932.4	892.5

Cash provided (required) by investing activities:
Capital expenditures	(250.8)	(404.4)
Proceeds from sale of Material Handling Products, net of cash divested	—	105.6
Other investing	(24.4)	13.7
Net cash required by investing activities	(275.2)	(285.1)

Cash provided (required) by financing activities:
Net decrease in debt	(133.8)	(59.7)
Purchase of stock held in treasury	(186.2)	(247.6)
Other financing	(25.6)	(48.1)
Net cash required by financing activities	(345.6)	(355.4)

Effect of changes in foreign exchange rates on cash and cash equivalents	(34.2)	(12.3)
Increase in cash and cash equivalents	277.4	239.7
Cash and cash equivalents, beginning of period	638.8	399.1
Cash and cash equivalents, end of period	$916.2	$638.8

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES
(In millions except per share amounts, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2015	2014	2015	2014
(after-tax)
Net income attributable to FMC Technologies, Inc., excluding charges and credits	$107	$198	$526	$695
Impairment charges (1)	—	—	(51)	—
Restructuring and other severance charges (2)	(22)	—	(49)	(4)
Inventory write-downs (3)	(29)	—	(33)	—
Gain on sale of Material Handling Products (4)	—	—	—	55
U.S. pension de-risking charge (5)	—	(16)	—	(16)
Intercompany foreign currency charge (6)	—	(13)	—	(30)
Net income attributable to FMC Technologies, Inc., as reported	$56	$169	$393	$700

Diluted EPS, excluding charges and credits	$0.46	$0.84	$2.27	$2.93
Diluted EPS, as reported	$0.24	$0.72	$1.70	$2.95

(1) Tax benefit of $15 million during the twelve months ended December 31, 2015.
(2) Tax benefit of $8 million and $17 million during the three and twelve months ended December 31, 2015, respectively and $1 million during the twelve months ended December 31, 2014.
(3) Tax benefit of $13 million and $15 million during the three and twelve months ended December 31, 2015, respectively.
(4) Tax provision of $30 million during the twelve months ended December 31, 2014.
(5) Tax benefit of $9 million during the three and twelve months ended December 31, 2014.
(6) Tax benefit of nil and $4 million during the three and twelve months ended December 31, 2014, respectively.

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2015
	Subsea Technologies	Surface Technologies	Energy Infrastructure
(pre-tax)
Segment operating profit, excluding charges	$131.8	$32.1	$6.5
Impairment charges	(2.6)	0.4	—
Restructuring and other severance charges	(21.9)	(3.5)	(3.8)
Inventory write-downs	—	(36.3)	(5.7)
Segment operating profit (loss), as reported	$107.3	$(7.3)	$(3.0)

Segment operating profit as a percent of revenue, excluding charges	12.9%	10.1%	6.8%
Segment operating profit (loss) as a percent of revenue, as reported	10.5%	(2.3)%	(3.1)%

	Twelve Months Ended
	December 31, 2015
	Subsea Technologies	Surface Technologies	Energy Infrastructure
(pre-tax)
Segment operating profit, excluding charges	$679.9	$175.4	$19.1
Impairment charges	(5.1)	(61.4)	—
Restructuring and other severance charges	(44.6)	(12.3)	(8.5)
Inventory write-downs	—	(41.1)	(7.4)
Segment operating profit, as reported	$630.2	$60.6	$3.2

Segment operating profit as a percent of revenue, excluding charges	15.1%	11.8%	4.8%
Segment operating profit as a percent of revenue, as reported	14.0%	4.1%	0.8%

FMC TECHNOLOGIES, INC. AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURES
(In millions)

	December 31, 2015	December 31, 2014
	(Unaudited)
Cash and cash equivalents	$916.2	$638.8
Short-term debt and current portion of long-term debt	(21.9)	(11.7)
Long-term debt, less current portion	(1,134.1)	(1,293.7)
Net debt	$(239.8)	$(666.6)